SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Omnicare, Inc.

Omnicare Capital Trust II

(Exact name of Registrant as specified in its charter)

Delaware	31-1001351

Delaware	16-6539077

(State of incorporation or organization)	(I.R.S. Employer Identification Number)

100 East RiverCenter Boulevard

Covington, Kentucky 41011

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-122602

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series B 4.00% Trust Preferred Income Equity Redeemable Securities	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (the “New Trust PIERS”) to be registered hereunder can be found in the registration statement on Form S-4 (File No. 333-122602), as amended, filed with the Securities and Exchange Commission by Omnicare, Inc. and Omnicare Capital Trust II (the “Registration Statement”). The description of the New Trust PIERS contained in the Registration Statement is hereby incorporated by reference into this Form 8-A.

ITEM 2.     EXHIBITS.

Exhibit

Number	Description
1	Registration statement on Form S-4 (File No. 333-122602), as amended, filed by Omnicare, Inc. and Omnicare Capital Trust II (the “Registration Statement”) (incorporated herein by reference)

4(a)	Certificate of Trust of Omnicare Capital Trust II (designated in the Registration Statement as Exhibit 4.4 and incorporated herein by reference)

4(b)	Trust Agreement of Omnicare Capital Trust II (designated in the Registration Statement as Exhibit 4.5 and incorporated herein by reference)

4(c)	Form of Amended and Restated Trust Agreement of Omnicare Capital Trust II (designated in the Registration Statement as Exhibit 4.6 and incorporated herein by reference)

4(d)	Subordinated Debt Securities Indenture, dated as of June 13, 2003, between Omnicare, Inc. and SunTrust Bank, as Trustee (designated in the Registration Statement as Exhibit 4.7 and incorporated herein by reference)

4(e)	Form of Third Supplemental Indenture between Omnicare, Inc. and SunTrust Bank, as Trustee (designated in the Registration Statement as Exhibit 4.9 and incorporated herein by reference)

4(f)	Form of Guarantee Agreement of Omnicare, Inc. relating to the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (designated in the Registration Statement as Exhibit 4.11 and incorporated herein by reference)

4(g)	Form of Series B 4.00% Trust Preferred Income Equity Redeemable Security (designated in the Registration Statement as Exhibit 4.12 and incorporated herein by reference)

4(h)	Form of Series B 4.00% Junior Subordinated Convertible Debenture due 2033 (designated in the Registration Statement as Exhibit 4.13 and incorporated herein by reference)

4(i)	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Income Equity Redeemable Securities (designated in the Registration Statement as Exhibit 4.14 and incorporated herein by reference)

Exhibits heretofore filed with the SEC and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OMNICARE CAPITAL TRUST II
By: Omnicare, Inc., as agent

By:	/s/ Cheryl D. Hodges
Name: Cheryl D. Hodges Title: Senior Vice President and Secretary

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name: Cheryl D. Hodges Title: Senior Vice President and Secretary

Date: March 4, 2005